Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Capital Stock

of

Michael Baker Corporation

at

$40.50 Per Share

by

CDL Acquisition Co. Inc.

a direct wholly owned subsidiary

of

Integrated Mission Solutions, LLC

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY

TIME, AT THE END OF OCTOBER 7, 2013, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated September 9, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the tender offer by CDL Acquisition Co. Inc., a Pennsylvania corporation (“Purchaser”), which is successor by merger to Project Steel Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Integrated Mission Solutions, LLC, a Delaware limited liability company (“IMS”), to purchase for cash all of the outstanding shares of common capital stock, par value $1.00 per share (the “Shares”), of Michael Baker Corporation, a Pennsylvania corporation (“Baker”), at a purchase price of $40.50 per Share in cash, without interest and subject to any required withholding taxes. Also enclosed is Baker’s Solicitation/Recommendation Statement on Schedule 14D-9.

We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1. The price paid in the Offer is $40.50 per Share in cash, without interest and subject to any required withholding taxes.

2. The Offer is being made for all of the outstanding Shares.

3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated July 29, 2013 as amended by Amendment No. 1 to Agreement and Plan of Merger, dated August 30, 2013 (as such agreement may be further amended or supplemented from time to time, the “Merger Agreement”), among IMS, Purchaser and Baker. The Merger Agreement provides, among other things, that, on the terms and subject to the terms set forth in the Merger Agreement, after consummation of the Offer, Purchaser will merge with and into Baker (the “Merger”), with Baker continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of IMS. At the effective time of the Merger, each outstanding Share (other than any Shares held by IMS, Purchaser, Baker or any wholly owned subsidiary of Baker or IMS, and any Shares held by

Baker’s shareholders (“Shareholders”) who are statutorily entitled to exercise dissenters rights, if applicable, and who duly comply with Pennsylvania law concerning the right of holders of Shares to dissent from the Merger and seek a judicial determination of the “fair value” of their Shares) will be cancelled and extinguished and automatically converted into the right to receive $40.50, the price per Share paid in the Offer, without interest and subject to any required withholding taxes.

4. Baker’s Board of Directors (the “Baker Board”) has unanimously (i) authorized, approved and adopted the Merger Agreement, the Offer, the Merger and the transactions contemplated thereby (ii) declared that the Merger Agreement, the Offer, the Merger, and the transactions contemplated thereby are advisable and fair to Shareholders and in the best interests of Baker, and (iii) recommended that Shareholders accept the Offer and tender their Shares pursuant to the Offer, and if required under applicable law to effect the Merger, the Merger Agreement be submitted to Shareholders entitled to vote thereon for the purpose of approving the Merger Agreement and that Shareholders vote to approve and adopt the same. THE BAKER BOARD RECOMMENDS THAT SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES INTO THE OFFER.

5. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, at the end of October 7, 2013, unless the Offer is extended by Purchaser (as extended, the “Expiration Date”).

6. The obligation of IMS and Purchaser to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the Expiration Date that number of Shares which, together with the Shares beneficially owned by IMS or Purchaser, represents at least a majority of the Shares then outstanding (determined on a fully diluted basis). The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in accordance with the terms of the Merger Agreement and the absence of a material adverse effect with respect to Baker. The waiting period under the HSR Act expired at 11:59 p.m., New York City time, on August 27, 2013. A summary of the principal terms of the Offer is contained in the Offer to Purchase.

7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, you may be subject to backup withholding at the applicable statutory rate, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please complete, sign, detach and return to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

Payment for Shares will be, in all cases, made only after such Shares are accepted by Purchaser for payment pursuant to the Offer and the timely receipt by American Stock Transfer & Trust Company, LLC (the “Depositary”) of (i) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) (a “Book-Entry Confirmation”) with respect to such Shares, (ii) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Shareholders may be paid at different times, depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the consideration paid for Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any law or order. If Purchaser becomes aware of any law or order prohibiting the making of the Offer or the acceptance of the Shares, Purchaser will make a good faith effort to comply therewith. If, after a good faith effort, Purchaser cannot comply therewith, Purchaser will not make the Offer to, nor will Purchaser accept tenders from or on behalf of, the holders of Shares in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instruction Form with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Capital Stock

of

Michael Baker Corporation

at

$40.50 Per Share

by

CDL Acquisition Co. Inc.

a direct wholly owned subsidiary

of

Integrated Mission Solutions, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated September 9, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the Offer by CDL Acquisition Co. Inc., a Pennsylvania corporation (“Purchaser”), which is successor by merger to Project Steel Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Integrated Mission Solutions, LLC, a Delaware limited liability company, to purchase for cash all of the outstanding shares of common capital stock, par value $1.00 per share (the “Shares”), of Michael Baker Corporation, a Pennsylvania corporation, at a purchase price of $40.50 per Share in cash, without interest thereon and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC (the “Depositary”) will be determined by Purchaser in its sole and absolute discretion (provided that Purchaser may delegate such power in whole or in part to the Depositary).

Number of Shares to be tendered:                         Shares*

Dated:                     , 2013

Signature(s)
Name(s)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.